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EXHIBIT 10.13


                              CONSULTING AGREEMENT


This Consulting Agreement (the "Agreement") is entered into as of April 1, 2003 (the "Effective Date") by and between Nurescell Inc. (the "Company"), Triton Private Equities Fund, L.P. (the "Investor") and Larry Shatsoff, dba Business Analysis Group, LLC (the "Consultant").

                                    RECITALS

1 The Company and the Investor desire to obtain certain services of Consultant for the Company, and Consultant desires to provide such services, in each case on the following terms and conditions.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    AGREEMENT

1. CONSULTING PERIOD.

         (a) INITIAL TERM. The Company hereby retains Consultant to provide, and Consultant hereby agrees to render to the Company, those services described in Section 2 for the period (the "Consulting Period") commencing on the Effective Date and ending on the earlier of (i) one
         (1) year thereafter (the "Term Date") as, and to the extent, extended under Section 1(b) and (ii) the date the Consulting Period is terminated in accordance with Section 4. The Company shall pay Consultant the compensation to which he is entitled under Section 3(a) through the end of the Consulting Period and, thereafter, the Company's obligations hereunder shall end.

         (b) EXTENSION. Subject to Section 4, the Consulting Period may be extended at the option of the Company for additional six (6) month periods by providing written notice to Consultant thirty (30) days prior to the Term Date or the end of any extension period. Termination of the Consulting Period under this Section 1(b), instead of extending the Agreement, may be with or without cause.

2. DUTIES AND RESPONSIBILITIES.

         (a) Consultant hereby agrees to provide and perform for the Company those services set forth on Exhibit A attached hereto and such other services as may be reasonably requested by the Company. Consultant shall devote his best efforts to the performance of such services.

         (b) Consultant shall use his best efforts to comply with all policies and practices of the Company of which Consultant is given notice.

         (c) As an independent contractor, Contractor shall not look to the Company as Con-tractor's employer, nor as a partner or principal. Thus, Contractor understands that he is not eligible for Company benefits and voluntarily accepts this arrangement. Nothing in this Agreement shall be construed to be inconsistent with this relationship. Contractor may apply his time according to his own judgement and discretion, but shall devote sufficient time and attention to enable him to perform his obligations herein.



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3. COMPENSATION, BENEFITS AND EXPENSES.

         (d) COMPENSATION. In full payment for all of the services to be rendered hereunder, Consultant shall be paid Three Thousand Dollars ($3,000.00) per calendar month, payable on the 1st business day of each month (pro rated for partial months). Consultant shall also be entitled to receive shares of Company common stock in an amount to be determined by mutual agreement between the Company, Consultant and the Investor. If it appears that the logged hours spent by Consultant related to fulfilling his contractual duties seems insufficient to support the monthly fee, both parties may negotiate a lower monthly fee.

         (e) NO OTHER BENEFITS. Other than the compensation specified in this
         Section 3, Consultant shall not be entitled to any direct or indirect compensation or other benefits for services performed hereunder.

         (f) EXPENSES. The Company shall reimburse Consultant for reasonable travel and other business expenses incurred in the performance of his duties in accordance with the Company's general policies, as they may be amended from time to time during the course of this Agreement. Consultant shall provide all receipts and backup material for expenses submitted, as requested by the Company. Consultant shall notify the Investor prior to incurring any expenditures related to overnight travel or the purchase of any equipment for the Company.

         (g) DAILY LOG. Consultant shall keep a daily log which accurately reflects hours spent on Company related duties.

4. TERMINATION OF AGREEMENT.

         (a) At any time and without liability, either the Company, the Investor or Consultant may terminate this Agreement and the Consulting Period for any reason, with or without cause, by giving thirty (30) days advance written notice to the other parties. If Consultant gives notice of termination pursuant to this Section 4(a), the Company and the Investor shall have the option, in their complete discretion, to thereafter terminate Consultant immediately without the need for any notice period. Upon termination, the Company shall pay Consultant the compensation to which he is entitled pursuant to Section 3(a) through the end of the Consulting Period, and thereafter all obligations of the Company and the Investor shall terminate.

         (b) Consultant hereby acknowledges and agrees that all (i) property, including, without limitation, all books, records, reports, notes, contracts, lists and other documents or materials, or copies thereof,
         (ii) Proprietary Information (as defined below) and (iii) equipment, in each case of either the Company or the Investor, that is furnished to or prepared by Consultant in the course of or incident to his services to the Company, shall remain the property of the Company or the Investor, as the case may be, and shall be promptly returned to the owner thereof upon termination of the Consulting Period. Following termination, Consultant will not retain any written or other tangible material containing any Proprietary Information. Consultant's obligations under this Section shall survive termination of the Consulting Period and this Agreement.


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5. PROPRIETARY INFORMATION.

         (h) DEFINED. "Proprietary Information" is all information and any idea in whatever form, tangible or intangible, pertaining in any manner to the business of the Company unless: (i) the information is or becomes publicly known through lawful means, (ii) the information was rightfully in Consultant's possession or part of his general knowledge prior to the Consulting Period or (iii) the information is disclosed to Consultant without confidential or proprietary restrictions by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company.

         (i) GENERAL RESTRICTION ON USE. Consultant agrees to hold all Proprietary Information in strict confidence and trust for the sole benefit of the Company and not to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from the Company's premises any Proprietary Information (or remove from the premises any other property of the Company), except (i) during the Consulting Period to the extent necessary to carry out Consultant's responsibilities under this Agreement and (ii) after termination of the Consulting Period as specifically authorized in writing by the Company.

         (j) INTERFERENCE WITH BUSINESS; COMPETITIVE ACTIVITIES. Consultant agrees that for a period of one (1) year after termination of the Consulting Period, he shall not, for himself or any third party, directly or indirectly (i) divert or attempt to divert from the Company any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its customers or (ii) employ, solicit for employment, or recommend for employment any person employed by the Company during the Consulting Period.

6. ASSIGNMENT; SUCCESSORS AND ASSIGNS. Consultant agrees that he will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Consultant's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.


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7. NOTICES. All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid by certified or registered mail, return receipt requested, and addressed as follows:

              to the Company:

                           c/o Triton Private Equities Fund, L.P.
                           220 Executive Center
                           225 North Market Street
                           Wichita, KS 67202

              or to Consultant:

                           Larry Shatsoff
                           39 Hansen Farm Road
                           North Haven, CT 06473

Email and/or communications by fax may also be acceptable as agreed upon by the Company, the Investor and Consultant.

8. ENTIRE AGREEMENT. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and supercede all prior agreements and understandings, written or oral, with respect to such subject matter. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

9. AMENDMENT; WAIVERS. The terms of this Agreement shall not be waived, modified or amended except by an instrument in writing, signed by a duly authorized representative of each party. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity.

10. SEVERABILITY; ENFORCEMENT. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other reasons, places and circumstances shall remain in full force and effect. It is the intention of the parties that the covenants contained in Section 5 shall be enforced to the greatest extent (but to no greater extent) in time, area, and degree of participation as is permitted by the law of that jurisdiction whose law is found to be applicable to any acts allegedly in breach of those covenants.


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11. GOVERNING LAW. Subject to Section 10, the validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

12. INDEPENDENT CONTRACTOR. Consultant shall operate at all times as an independent contractor of the Company. Except as specifically provided herein, this Agreement does not authorize the Consultant to act for the Company or the Investor as their agent or to make commitments on behalf of the Company or the Investor. The Company shall not withhold payroll taxes, and Consultant shall not be covered by health, life, disability, or worker's compensation insurance of the Company. Consultant shall be responsible for the payment of all taxes due on amounts received by him hereunder.

The parties have duly executed this Agreement as of the Effective Date.

                                              /s/ Larry Shatsoff
                                              ----------------------------------
                                              Larry Shatsoff, dba
                                              Business Analysis Group, LLC

                                              Nurescell Inc.


                                              By: /s/ Larry Shatsoff
                                                  ------------------------------
                                                  Larry Shatsoff, President


                                              Triton Private Equities Fund, L.P.

                                              By: Triton Capital Management,
                                              L.L.C., General Partner

                                              By: /s/ John C. Tausche
                                                  ------------------------------
                                                  John C. Tausche, Member


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                                    EXHIBIT A
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During the term of this Agreement, Consultant shall (i) act as the President,
Secretary, Treasurer and a director of the Company and perform all duties customarily required or expected in such capacities, including the executing of all certifications required for various SEC filings, (ii) actively pursue acquisition candidates for the Company and (iii) carry out all other executive activities as may be necessary for the proper operation of the Company.